Exhibit 10.64

FOURTH AMENDMENT TO

EDIETS.COM, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, the eDiets.com, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) was adopted by the stockholders of eDiets.com, Inc. (the “Company”) on May 4, 2010 and is currently in effect; and

WHEREAS, Section 10.2 of the Plan authorizes the Compensation Committee of the Board of Directors (the “Committee”) to amend the Plan subject to certain non-applicable limitations,

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended effective as of February 6, 2012 as follows:

1. Section 10.2 of the Plan is hereby amended to replace the third sentence thereof with the following: “However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.”

2. Except to the extent expressly amended hereby, the terms and provisions of the Plan remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its authorized officers and attested all on this 6th day of February 2012.

EDIETS.COM, INC.

By:	/s/ Kevin McGrath
Name:	Kevin McGrath
Title:	President and Chief Executive Officer